UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2020

Amerant Bancorp Inc

(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle

Coral Gables, Florida 33134

(Address of principal executive offices)

(305) 460-8728

(Registrant’s telephone number, including area code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	AMTB	NASDAQ
Class B Common Stock	AMTBB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On December 21, 2020, Amerant Bancorp Inc. (“Amerant”) issued a press release announcing the preliminary results of its modified “Dutch auction” tender offer to purchase, for cash, up to $50.0 million of shares of its Class B common stock, $0.10 par value per share (the “Class B Common Stock”), at a price per share not less than $11.05 and not greater than $12.55, which expired at 11:59 p.m., New York City time, on December 18, 2020. Based on the preliminary count by Computershare Trust Company, N.A., the depositary for the tender offer, a total of 4,940,289 shares of Class B Common Stock were properly tendered and not properly withdrawn at or below the purchase price of $12.55 per share, including 127,711 shares that were tendered by notice of guaranteed delivery. The number of shares conditionally tendered was 754,292 based on the preliminary count by the depositary.

The tender offer was oversubscribed. Pursuant to the terms of the tender offer, Amerant has elected to purchase 265,722 additional shares (2% of its outstanding shares of Class B Common Stock) and as a result it will purchase 4,249,785 shares at the final purchase price of $12.55 per share on a pro rata basis, except for tenders of odd lots, which will be accepted in full, for a total cost of approximately $53.3 million, excluding fees and expenses related to the tender offer. As such, Amerant has determined that the preliminary proration rate for the tender offer is approximately 86.07%. The shares expected to be purchased in the tender offer represent approximately 32% of Amerant’s shares of Class B Common Stock outstanding as of November 12, 2020.

The number of shares of Class B Common Stock to be purchased, the purchase price and the proration rate are preliminary and subject to change. The preliminary information contained in this Form 8-K and the press release is subject to confirmation by the depositary and is based on the assumption that all shares tendered through notice of guaranteed delivery will be delivered within the two trading day settlement period. The final number of shares to be purchased and the final purchase price will be announced following the expiration of the guaranteed delivery period and completion by the depositary of the confirmation process. Payment for the shares accepted for purchase under the tender offer, and return of all other shares tendered and not purchased, will occur promptly thereafter.

A copy of the press release relating to the announcement of the preliminary results of the tender offer is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press release, dated December 21, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amerant Bancorp Inc.

Date: December 21, 2020	By:	/s/ Julio V. Pena
Julio V. Pena
Senior Vice President and Assistant Corporate Secretary

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